UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 20, 2024

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, the Board of Directors of Ironwood Pharmaceuticals, Inc. (the “Company”) appointed Sravan K. Emany, age 46, the Company’s Senior Vice President, Chief Financial Officer, to the position of Senior Vice President, Chief Operating Officer and Chief Financial Officer, effective immediately. Mr. Emany has served as the Company’s Senior Vice President, Chief Financial Officer since December 6, 2021. For more information regarding Mr. Emany’s background, please see Mr. Emany’s biography set forth in the Company’s Definitive Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 25, 2024.

There is no arrangement or understanding between Mr. Emany and any other person pursuant to which Mr. Emany was appointed as the Company’s Chief Operating Officer and Chief Financial Officer. There is no family relationship between Mr. Emany and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Emany is not and has not been a participant in any transaction involving the Company, and is not and has not been a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On June 17, 2024, the Company repaid in full its 0.75% Convertible Senior Notes due 2024 (the “2024 Convertible Notes”) upon maturity. Prior to their maturity and repayment, there was a $200 million aggregate principal amount of 2024 Convertible Notes outstanding. The 2024 Convertible Notes were repaid using $50 million of cash on hand and $150 million withdrawn from the Company’s $500 million secured revolving facility that it entered into in May 2023 (the “Revolving Credit Facility”). Following the repayment of the 2024 Convertible Notes, the outstanding principal balance of the Revolving Credit Facility was $425 million. The Company currently expects to have approximately $100 million of cash and cash equivalents as of June 30, 2024. This estimate is preliminary and is subject to change pending the actual results of, and completion of, the Company’s condensed consolidated financial statements for the quarter ending June 30, 2024.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the Company’s expectations regarding its cash and cash equivalents balance as of June 30, 2024. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include that the Company may incur unanticipated expenses or generate lower than anticipated cash from operations, and the risks listed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in its subsequent Securities and Exchange Commission filings. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 20, 2024	By:	/s/ Thomas McCourt
		Name:	Thomas McCourt
		Title:	Chief Executive Officer